UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

August 31, 2015 (August 31, 2015)

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2015, National Oilwell Varco, Inc. (the “Company”) announced that Mr. Jose A. Bayardo has been named Senior Vice President and Chief Financial Officer effective August 28, 2015. Mr. Bayardo succeeds Mr. Scott K. Duff who has served as Interim Chief Financial Officer since Mr. Jeremy D. Thigpen’s departure on April 21, 2015. Mr. Duff will continue to serve as the Company’s Vice President, Corporate Controller and Chief Accounting Officer.

Prior to joining the Company, Mr. Bayardo, age 43, served as Senior Vice President, Resource and Business Development at Continental Resources, Inc. Prior to Continental, Mr. Bayardo spent nine years with Complete Production Services, Inc., serving in various roles, including the position of Senior Vice President, Chief Financial Officer and Treasurer. Mr. Bayardo also served in several other roles at Complete, including Vice President - Corporate Development and Investor Relations, and Vice President of a subsidiary’s Rocky Mountain and Mid-Continent operations. Prior to joining Complete Production Services, Mr. Bayardo was an investment banker with J.P. Morgan. Mr. Bayardo earned a Master of Business Administration from the Kellogg Graduate School of Management at Northwestern University, a Master of Engineering Management from the McCormick School of Engineering at Northwestern University and a Bachelor of Science in Chemical Engineering from the University of Texas at Austin.

A copy of the press release announcing the appointment of Mr. Bayardo is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 28, 2015, National Oilwell Varco, Inc. entered into an executive employment agreement and a severance agreement with Mr. Bayardo, the terms of which are consistent with the form executive employment agreement and form severance agreement entered into with each of the Company’s other executive officers, which forms were filed as exhibits to, and described in more detail in the Company’s Current Report on Form 8-K filed on November 24, 2014. Note that Mr. Bayardo’s multiplier for any cash severance payment will be 80%. Mr. Bayardo will receive an annual base salary of $650,000, prorated to his date of employment. Mr. Bayardo’s target percent for the 2015 National Oilwell Incentive Plan will be 80% of base salary, while his target percent for the 2015 NVA Incentive Plan Overlay will be 15% of base salary. In consideration of forfeited equity awards from his previous employment, Mr. Bayardo will also receive a replacement award in the form of a grant of 75,000 shares of restricted stock pursuant to the National Oilwell Varco, Inc. Long-Term Incentive Plan, which will vest 25% beginning on the first anniversary of the grant date, 25% on the second anniversary of grant date and 50% on the third anniversary of grant date.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 National Oilwell Varco, Inc. press release dated August 31, 2015 announcing the appointment of Jose A. Bayardo as Senior Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2015	NATIONAL OILWELL VARCO, INC.

/s/ Brigitte M. Hunt
Brigitte M. Hunt Vice President

Index to Exhibits

99.1 National Oilwell Varco, Inc. press release dated August 31, 2015 announcing the appointment of Jose A. Bayardo as Senior Vice President and Chief Financial Officer.